UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 9, 2018

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders (the “Annual Meeting”) of BlackLine, Inc. (the “Company”) was held on May 9, 2018. The annual meeting was a virtual meeting held over the Internet. Present at the Annual Meeting in person or by proxy were holders of 51,335,026 shares of the Company’s common stock, constituting a quorum for the transaction of business. The proposals voted upon at the meeting and the vote with respect to each such matter are as set forth below:

Proposal 1: Election of Directors

Nominee:	For:	Withheld:	Broker Non-Votes

Jason Babcoke	44,073,796	5,098,561	2,162,669

Kevin Thompson	49,069,428	102,929	2,162,669

Based on the votes set forth above, each director nominee was duly elected to serve until the 2021 annual meeting of stockholders and until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018

For:	Against:	Abstain:

51,230,956	6,517	97,553

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal 3: To approve the Company’s 2018 Employee Stock Purchase Plan.

For:	Against:	Abstain:	Broker Non-Votes

49,037,470	127,334	7,553	2,162,669

Based on the votes set forth above, the stockholders approved the Company’s 2018 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Karole Morgan-Prager
Name:	Karole Morgan-Prager
Title:	Chief Legal and Administrative Officer

Date: May 15, 2018